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                                                                    EXHIBIT 4(h)


                              DECLARATION OF TRUST

     This DECLARATION OF TRUST is made this 4th day of November, 2002 (this "Declaration of Trust"), by and among (i) Bancinsurance Corporation, an Ohio corporation (the "Depositor"), (ii) State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as trustee ("the Trustee"), and (iii) John Sokol, Si Sokol and Sally Cress, each an individual, as administrators (each an "Administrator" and collectively, the "Administrators"). The Depositor, the Trustee and the Administrators hereby agree as follows:

     1. The trust created hereby (the "Trust") shall be known as "BIC Statutory Trust I," in which name the Trustee, the Administrators or the Depositor, to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10.00. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitutes a statutory trust under Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust (the "Certificate of Trust") with the Connecticut Secretary of the State in accordance with the provisions of the Statutory Trust Act.

     3. The Depositor, the Trustee and the Administrators will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Floating Rate Capital Securities and Floating Rate Common Securities referred to therein (the "Securities"). Prior to the execution and delivery of such amended and restated Declaration of Trust, other than (i) the filing of the Certificate of Trust in accordance with Section 2 herein and as further contemplated in Section 4 herein and (ii) entering into a Placement Agreement among the placement agents, the Depositor and the Trust, neither the Trustee nor the Administrators shall have any duty or liability with respect to the administration of the trust estate, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Declaration of Trust on the part of the Trustee or the Administrators.

           (i) The Trustee and the Administrators accept the trusts hereby created and agree to perform their duties hereunder with respect to the same but only upon the terms of this Declaration of Trust. Neither the Trustee nor the Administrators shall be personally liable under any circumstances, except for their own willful misconduct or gross negligence. In particular, but not by way of limitation:

                  (A) No provision of this Declaration of Trust shall require the Trustee or the Administrators to expend or risk their personal funds or otherwise incur any financial liability in the performance of their rights or duties hereunder, if the Trustee or any Administrator shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (B) Under no circumstance shall the Trustee or the Administrators be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

                  (C) Neither the Trustee nor the Administrators shall have liability for their action or inaction taken in good faith;

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                  (D) All funds deposited with the Trustee hereunder may be held in a non-interest bearing trust account and the Trustee shall not be liable for any interest thereon; and

                  (E) To the extent that, at law or in equity, the Trustee or the Administrators have duties and liabilities relating thereto to the Trust, such duties and liabilities are replaced by the terms of this Declaration of Trust.

            (ii) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than the State of Connecticut if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than, in the case of the Trustee, the State of Connecticut, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence becoming payable by State Street Bank and Trust Company of Connecticut, National Association, or (iii) subject State Street Bank and Trust Company of Connecticut, National Association to personal jurisdiction in any jurisdiction other than the State of Connecticut, as the case may be, for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

            (iii) Except as expressly provided in this Section 3, in accepting and performing the trusts hereby created, the Trustee acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust shall look only to the Trust's property for payment or satisfaction thereof.

            (iv) The Trustee may resign without cause at any time so long as Trustee provides the Depositor and the Administrators at least thirty days' prior written notice of such resignation. If no successor has been appointed within such thirty day period, the Trustee may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor trustee.

      4. The Depositor, the Administrators and the Trustee hereby authorize and direct the Depositor, as the sponsor of the Trust, to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable. In the event that any filing referred to above is required by the rules and regulations of the state securities or blue sky laws to be executed on behalf of the Trust by one or more of the Administrators, each of the Administrators, in its or his capacity as an Administrator of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that State Street Bank and Trust Company of Connecticut, National Association in its capacity as a Trustee of the Trust shall not be required to join in any such filing or execute on behalf of the Trust any such documents unless required by the rules and regulations of the state securities or blue sky laws. In connection with the filings referred to above, the Depositor and John Sokol, Si Sokol and Sally Cress, each as Administrator and not in their individual capacities, hereby constitutes and appoints John Sokol, Si Sokol and Sally Cress, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Administrator or in the Depositor's or such Administrator's name, place and stead, in any and all capacities, to sign any and all documents with the administrators of the state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Administrator might or could do in person, hereby ratifying and


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confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

      5. The Administrators hereby authorize and direct the Depositor to negotiate the placement agreement, to be entered into among the Trust, the Depositor and the placement agents therein relating to the sale and issuance of the Securities, on behalf of the Trust.

      6. This Declaration of Trust may be executed in one or more counterparts.

      7. The number of Administrators initially shall be three and thereafter the number of Administrators shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Administrators. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Administrator or the Trustee at any time. The Trustee or any Administrator may resign upon 30 days' prior written notice to the Depositor.

      8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Connecticut (without regard to conflict of laws principles).


                     Signatures appear on the following page











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         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                                       BANCINSURANCE CORPORATION, as Depositor


                                       By:            /s/ John S. Sokol
                                          --------------------------------------

                                       Print Name:        John S. Sokol
                                                  ------------------------------

                                       Title:             President
                                             -----------------------------------


                                       STATE STREET BANK AND TRUST COMPANY OF
                                       CONNECTICUT, NATIONAL ASSOCIATION,
                                       as Trustee

                                       By:            /s/ Sheree Mailhot
                                            ------------------------------------

                                       Print Name:      Sheree Mailhot
                                                  ------------------------------

                                       Title:           Vice President
                                             -----------------------------------


                                       BIC STATUTORY TRUST I


                                       By:          /s/ John S. Sokol
                                            ------------------------------------
                                            John Sokol, as Administrator

                                       By:           /s/ Si Sokol
                                            ------------------------------------
                                            Si Sokol, as Administrator

                                       By:           /s/ Sally Cress
                                            ------------------------------------
                                            Sally Cress, as Administrator






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